Exhibit 5.1

February 10, 2022

Phillips Edison & Company, Inc.

11501 Northlake Drive

Cincinnati, Ohio 45249

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Phillips Edison & Company, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company and Phillips Edison Grocery Operating Partnership I, L.P., a Delaware limited partnership (the “Operating Partnership”), of the offering and sale of following securities (collectively, the “Securities”): (i) shares (the “Common Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”); (ii) shares (the “Preferred Shares”) of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”); (iii) debt securities of the Company (the “Company Debt Securities”); (iv) depositary shares (the “Depositary Shares”) representing fractional interests in shares of Preferred Stock; (v) warrants (the “Warrants”) to purchase shares of Common Stock, Preferred Stock or Depositary Shares; (vi) rights (the “Rights”) to purchase shares of Common Stock or other securities; (vii) units (the “Units”) comprised of two or more other constituent securities; (viii) debt securities of the Operating Partnership (the “OP Debt Securities”); and (ix) guarantees (the “Guarantees”) of the OP Debt Securities by the Company, covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company and the Operating Partnership with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement, in the form transmitted to the Commission for filing under the Securities Act;

2. The Prospectus, dated February 10, 2022 (the “Base Prospectus”), of the Company and the Operating Partnership, relating to the offering and sale of the Securities, that forms a part of the Registration Statement;

3. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Phillips Edison & Company, Inc.

February 10, 2022

4. The Fifth Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. Resolutions adopted by the Board of Directors of the Company (the “Board”), and a duly authorized committee thereof, relating to, among other matters, the registration and issuance of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7. A certificate executed by an officer of the Company, dated as of the date hereof; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and each such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Phillips Edison & Company, Inc.

February 10, 2022

5. The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, on behalf of the Company, in accordance with and not in violation of the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions and reflected, to the extent applicable, in appropriate governing documents (with such approvals referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof.

6. Articles Supplementary classifying and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares, including any Preferred Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Shares.

7. Upon the issuance of any Common Shares (including Common Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Shares), the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Charter.

8. Upon the issuance of any Preferred Shares (including Preferred Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Shares), the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Charter, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Charter.

9. Any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.

10. None of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article V of the Charter or any comparable provision in the Articles Supplementary creating and designating any class or series of Preferred Shares.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Phillips Edison & Company, Inc.

February 10, 2022

2. Upon the completion of all Corporate Proceedings relating to Securities that are Common Shares, the issuance of the Common Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Charter, the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Shares will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to Securities that are Preferred Shares, the issuance of the Preferred Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Charter, the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Shares will be validly issued, fully paid and nonassessable.

4. Upon the completion of all Corporate Proceedings relating to Securities that are Company Debt Securities, the issuance of the Company Debt Securities will be duly authorized.

5. Upon the completion of all Corporate Proceedings relating to Securities that are Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

6. Upon the completion of all Corporate Proceedings relating to Securities that are Warrants, the issuance of the Warrants will be duly authorized.

7. Upon the completion of all Corporate Proceedings relating to Securities that are Rights, the issuance of the Rights will be duly authorized.

8. Upon the completion of all Corporate Proceedings relating to Securities that are Units, the issuance of the Units will be duly authorized.

9. Upon the completion of all Corporate Proceedings relating to Securities that are Guarantees, the issuance of the Guarantees will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any federal or other state law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Phillips Edison & Company, Inc.

February 10, 2022

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP